EXHIBIT 1.1


                                  U-SHIP, INC.

                          1,245,500 UNITS ($1,494,600)
                                 $1.20 PER UNIT

                                AGENCY AGREEMENT



April 20, 1998


R.J. Steichen & Company
One Financial Plaza
120 S. 6th Street, Suite 100
Minneapolis, MN 55402

Gentlemen and Ladies:

The undersigned, U-Ship, Inc., a Utah corporation (the "Company"), confirms its agreement with you, RJ. Steichen & Company (the "Agent"), subject to the terms and conditions stated herein, to act as its agent with respect to the offer and sale (the "Offering") of 1,245,500 units (the "Units"), each consisting of two shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Shares") convertible into two shares of the Company's Common Stock and one redeemable Warrant to purchase one share of the Company's Common Stock (the "Investors' Warrants"), as follows:

            1. DESCRIPTION OF OFFERING. The Company proposes to issue and sell through the Agent, on a "best efforts, all or none" basis 1,245,500 Units (the "Minimum"), which may be increased by an additional 250,000 Units to 1,495,500 Units (the "Optional Maximum") at the option of the Agent. The Units, the Shares, the Investors' Warrants, the Agent's Warrants (as defined below), and the shares of Common Stock of the Company issuable upon exercise or conversion of the Shares, the Investors' Warrants and the Agent's Warrants are collectively referred to herein as the "Securities."

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with the Agent, as to the following:

            (a) The Company has prepared a Confidential Private Placement Memorandum, dated April 20, 1998 (the "Memorandum") with respect to the Units in Conformity with applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, including Regulation D, and with applicable securities laws of those states agreed to by the Company and the Agent to sell the Units. The Agent may sell the Units to an unlimited number of "Accredited" investors as such term is defined in Regulation D. The Memorandum is either in

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compliance, or will be supplemented to be in compliance with, any applicable securities laws. The Company will give the Agent immediate notice of any supplement or amendment of the Memorandum. The term "Memorandum" as used herein, shall mean the Memorandum, including all financial schedules and exhibits thereto, and all amendments and supplements thereto.

            (b) The Memorandum does not, and will not as of each Closing Date (as later defined herein), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein. There are no material contracts or other information concerning the Company required to be disclosed in the Memorandum pursuant to the Act, Rules and Regulations or applicable state securities laws which have not been disclosed therein.

            (c) Neither the Commission nor any state securities agency has issued any order preventing or suspending the use of the Memorandum or the sale of the Securities.

            (d) Subsequent to the respective dates as of which information is given in the Memorandum and at each Closing Date, except as is otherwise disclosed in the Memorandum, there has not been:

                        (i) any material change in the capital stock (other than
            Securities pursuant to this Offering) or long-term debt (including any capitalized lease obligation), or material increase in the short-term debt of the Company;

                        (ii) any issuance of options, warrants, convertible
            securities or other rights to purchase the capital stock of the Company;

                        (iii) any material adverse change, or any development
            involving a material adverse change, in or affecting the business, business prospects, properties, management, financial position, stockholders' equity, results of operations or general condition of the Company;

                        (iv) any material transaction entered into by the
            Company;

                        (v) any material obligation, direct, or contingent,
            incurred by the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; or

                        (vi) any dividend or distribution of any kind declared,
            paid or made on the Company's capital stock.

            (e) The Company has no subsidiaries, and is not affiliated with any other company or business entity, except as explicitly stated in the Memorandum.


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            (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, with full corporate power and authority, to own, lease and operate its properties and conduct its business as described in the Memorandum. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the business of the Company. The Company has all necessary and material authorizations, approvals and orders of and from all federal, state and local governmental regulatory officials and bodies to own its properties and to conduct its business as described in the Memorandum, and is conducting its business in substantial compliance with all applicable material laws, rules and regulations of the jurisdictions in which it is conducting business. The Company holds all material licenses, certificates and permits from state, federal and other regulatory authorities necessary for the conduct of its business as described in the Memorandum, or has obtained waivers from any such applicable requirements from the appropriate state, federal or other regulatory authority.

            (g) The Company is not in violation of its Articles of Incorporation or Bylaws. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound. The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

            (h) The Company has full requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and will be a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, if and when this Agreement shall have become effective in accordance with the terms hereof, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws ("Enforceability Limitations"). The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

                        (i) any bond, debenture, note, contract, lease, license,
            indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party, or by which it, or any of its property, is bound;

                        (ii) the Company's Articles of Incorporation, Bylaws or
            other governing documents;


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                        (iii) any law, order, rule, regulation, writ, injunction
            or decree of any government, governmental agency or court having jurisdiction over the Company or any of its properties.

            (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except, as may be required under the Act or state securities or Blue Sky laws in connection with the sale of the Securities by the Company.

            (j) Except as is otherwise expressly stated in the Memorandum, there are no actions, suits or proceedings pending before any court or before any governmental agency, authority, or body to which the Company is a party or of which the business or property of the Company is the subject which, if determined adverse to the Company, might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company, materially and adversely affect its properties or assets or prevent consummation of the transactions contemplated by this Agreement and, to the best of the Company's knowledge, no such actions, suits, or proceedings are threatened.

            (k) The Company will, as of each Closing Date, have the duly authorized and outstanding capitalization set forth in the Memorandum. The outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. The Securities conform in substance to all statements relating thereto contained in the Memorandum. The Securities to be sold by the Company hereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, the -subscription agreement to be entered into between the Company and purchasers of the Units (the "Subscription Agreements"), and the Investors' and Agent's Warrants will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum. No preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Securities by the Company. Except as disclosed in the Memorandum, the Company has no agreement with any security holder which gives such security holder the right to require the Company to register under the Act any securities of any nature owned or held by such -- person. Upon payment for and delivery of the Securities to be sold by the Company pursuant to this Agreement and the Subscription Agreement, the investors will acquire good and marketable title to such Securities, free and clear of all liens, encumbrances or claims. The certificates evidencing the Securities will comply as to form with all applicable provisions of the Utah Revised Business Corporation Act. A sufficient number of shares of Common Stock of the Company have been reserved for issuance by the Company upon exercise of the Investors' and Agent's Warrants. The Investors' and Agent's Warrants, when issued and delivered, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by the Enforceability Limitations.

            (l) The financial statements of the Company, together with the related notes, forming part of the Memorandum, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. All financial statements included in the Memorandum have been prepared in accordance with generally accepted


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accounting principles, consistently applied throughout the periods involved, except as may be otherwise stated therein.

            (m) Except as is otherwise disclosed in the Memorandum, the Company has good and marketable title to all of the property, real and personal, described in the Memorandum as being owned by the Company, free and clear of all liens, encumbrances, equities, charges or claims, except as do not materially interfere with the uses made and to be made by the Company of such property -or as disclosed in the financial statements contained in the Memorandum. Except as is otherwise disclosed in the Memorandum, the Company has valid and binding leases to the real and/or personal property described in the Memorandum as being under lease to the Company.

            (n) The Company has filed all necessary federal and state income and franchise tax returns and paid all taxes shown as due thereon. The Company has no knowledge of any tax deficiency which might be asserted against it which would materially and adversely affect the Company's business or properties.

            (o) Except as disclosed in the Memorandum:

                        (i) the Company owns or possesses the exclusive and
            unrestricted rights to use all patents, copyrights, trademarks, trade secrets and proprietary rights or information reasonably necessary for the conduct of its present or intended business as described in the Memorandum and has not received any notice of conflict with asserted rights of others;

                        (ii) there are no pending legal, governmental or
            administrative proceedings relating to patents, copyrights, trademarks or proprietary rights or information, to which the Company is a party or of which any property of the Company is subject and no such proceedings are, to the best of the Company's knowledge, threatened or contemplated against the Company by any governmental agency or authority or others;

                        (iii) the Company is not using any confidential
            information or trade secrets of any third party without the consent of such third party;

                        (iv) the Company does not infringe upon the right or
            claimed right of any person under, or with respect to, any of the intangible rights listed above; or

                        (v) the Company is not obligated or under any liability
            whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

            (p) The Company intends to apply the proceeds from the sale of the Units for the purposes and substantially in the manner set forth in the Memorandum.

            (q) No person is entitled, directly or indirectly, to compensation from the Company or


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the Agent for services as a finder in connection with the transactions contemplated by this Agreement.

            (r) The Company will conduct the offering in compliance with the requirements of Regulation D promulgated under the Act. The Company is not disqualified from claiming exemption under .Regulation D by Rule 506 of Regulation D and meets the other requirements to claim exemption under Regulation D.

            (s) No labor disturbance by the employees of the Company or of any of the Company's exists or, to the best of the Company's knowledge, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition or income of the Company.

            (t) The Company has no defined benefit pension plan or other plan promulgated pursuant to, or which is intended to comply with the provisions of, the Employee Retirement Income Security Act of 1974, except as disclosed in the Memorandum.

            (u) The Company has not sold any securities in violation of Section 5(a) of the Act or any state securities laws.

            (v) The Company maintains insurance, which is in full force and effect, of the types and in the amounts adequate for its business and in line with the insurance maintained by similar companies and businesses.

            (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

            (x) All material transactions between the Company and its stockholders who beneficially own more than 5% of any class of the Company's voting securities have been accurately disclosed in the Memorandum, and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

            (y) The Company will use its best efforts to obtain written agreements from Messrs. Bartholomew, Lytle, Ramsden, Rudebusch, and Senske substantially in the form of Exhibit B hereto.

            (z) The Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations of the SEC thereunder. Each such document conformed in all material respects with the requirements of the 1934 Act and contained all information required to be stated therein in accordance with the 1934 Act. No part of any such document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. True copies


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of each of the documents incorporated by reference, if any, into the Memorandum have been delivered by the Company to the Agent. To the best of the Company's knowledge, the executive officers and directors of the Company and stockholders who hold more than 5% of the Company's outstanding Common Stock, have made, and are current with, all filings, if any, that are required under the 1934 Act.

            3. REPRESENTATIONS AND WARRANTIES OF THE AGENT.

            The Agent represents that:

            (a) It is not disqualified from acting as a selling agent hereunder as a result of the application of Regulation D.

            (b) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite corporate power to carry on its business as set forth in the Memorandum.

            (c) It is licensed as a broker-dealer, authorized to conduct offerings of the sort contemplated hereby by the Commission and the blue sky authorities of each state in which the Company and the Agent have agreed to offer the Units and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and, to the best of the Agent's knowledge, no proceedings are pending or threatened to revoke or limit any such status.

            (d) This Agreement has been duly authorized and executed by the Agent and is a legal, valid and binding agreement of the Agent enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Limitations.

            (e) It will:

                        (i) not offer, offer for sale or sell the Units by means
            of any form of general solicitation or general advertising as described under Rule 502(c) of Regulation D;

                        (ii) provide each of its offerees of Units a copy of the
            Memorandum at all times prior to the date upon which any such offeree purchases any of the Units;

                        (iii) not utilize any sales materials other than the
            Memorandum or make any statements concerning the Company other than information contained in the Memorandum unless prior written approval is obtained from the Company;

                        (iv) offer and sell the Units on behalf of the Company
            only to "accredited investors" within the meaning of Rule 501(a) of Regulation D.

            (f) It will not, and will use its best efforts to ensure that any subagent employed by it will not, offer the Units for sale to, sell to, or solicit any offers to subscribe for the Units from, any


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offeree who resides in a state where the applicable state securities laws require offerees to meet specified qualifications, unless such offeree meets such qualifications, or where applicable state securities laws require offerees to receive disclosure documents, until it has delivered a Memorandum. Within a reasonable time prior to the Closing respecting such purchase, it or its subagents shall deliver all such documents to all persons who are to purchase the Units, to the extent they have not theretofore received such documents.

            (g) It will make, and will use its best efforts to ensure that any subagents employed by it are registered broker-dealers in the appropriate jurisdictions and will make offers to sell Units to, sell to, or solicit offers to subscribe for Units from, persons only from those states or other jurisdictions where the Company has either qualified or registered the offering for sale or an exemption from such qualification or registration is available under the applicable securities laws of such states or jurisdictions. It will not, and will use its best efforts to ensure any subagent employed by it will not, offer, sell or solicit offers for Units to or from any person unless, immediately before making such offer, sale or solicitation, it or its subagent reasonably believes such person would be able to represent that such person is acquiring such Units for such person's own account as principal for investment and not with a view to resale or distribution.

            (h) Upon the delivery to it by the Company of the requisite number of copies thereof, it will promptly distribute to each person to whom a Memorandum was given a copy of any amendment thereof or supplement thereto approved by the Agent.

            (i) The execution of this Agreement and the performance by the Agent of its obligations hereunder will not result in violation by the Agent of any federal or state law or regulation or of the rules, regulations or guidelines of any regulatory or other agency having jurisdiction, including the NASD, governing the qualification, licensing or conduct of securities brokers or dealers.

            4. BEST EFFORTS ALL OR NONE PRIVATE OFFERING OF THE UNITS.

            (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints the Agent as its non-exclusive agent to effect sales of the Units, including the Optional Maximum if the Agent so elects, on a "best efforts, all or none" basis, for the account and risk of the Company, at a price of $1.20 per Unit and upon the other terms and conditions set forth in the Memorandum. The Agent agrees to use its best efforts as such agent to procure purchasers for the Units during a period commencing with the date of this Agreement and ending with the Termination Date (as hereinafter defined) of the Agreement. The Agent may, in its sole discretion, use the services of other brokers or dealers in connection with the offer and sale of the Units and pay any portion of the Agent's Commission (as hereinafter defined) to such brokers or dealers who are members of the NASD and who agree to abide by the provisions of Section 3 hereof.

            (b) The Company will pay the Agent, as compensation for its services hereunder, a cash commission of 10% of the aggregate gross proceeds received from sales of Units by the Agent in the Offering (the "Agent's Commission"). This amount shall be paid to the Agent at each Closing Date.


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            (c) Unless the Agreement is extended, or earlier, terminated as provided herein, in the event that the Minimum has not been sold and proceeds therefrom deposited in the escrow account on or before the Termination Date (as defined below), the Agreement shall terminate and the Escrow Agent designated in section (d) below shall refund to any persons who have subscribed for any of the Shares the full amount which the Agent may have received from them, and neither party to this Agreement shall have any future obligation to the other hereunder, except that the provisions of Sections 10, 11 and 14 shall at all times continue to be effective and binding.

            (d) The Agent, the Company, the Additional Investors (as defined in the Memorandum), and Bank Windsor, Minneapolis, Minnesota, as Escrow Agent, have contemporaneously with the execution of this Agreement entered into an Escrow Agreement (the "Escrow Agreement"), which is hereby incorporated by reference. When the Minimum has been sold, and the proceeds therefor deposited with the Escrow Agent, the escrowed proceeds from the sale of such Shares may be transmitted to the Company and the Agent in the manner provided in the Escrow Agreement.

            5. AGENTS WARRANTS. The Company shall sell to the Agent for $50 a four-year warrant to purchase a number of shares of the Common Stock equal to 10% of the number of Shares sold in this Offering by the Agent (the "Agent's Warrants"). The Agent's Warrants shall be issued at the final Closing, and shall first become exercisable one (1) year after issuance at a price equal to $0.60 per share. The Agent's Warrants shall contain such further terms as those provided in and be substantially similar to that of Exhibit A.

            6. EXPENSES. The Company shall, whether or not the issue and sale of any of the Units under this Agreement is consummated, be responsible for and promptly pay all costs and expenses related to the offering of the Units including, but not limited to, all costs, fees and expenses in connection with:
(i) the preparation, printing and filing of the Memorandum (including financial statements and exhibits) and any amendments or supplements thereto; (ii) the printing of any other instruments or documents relating to any transaction contemplated in this Agreement; (iii) the issuance and delivery of the Securities, including taxes, if any; (iv) the preparation, printing and issuance of the Securities; (v) the services provided by the Company's accountants and counsel; (vi) furnishing and delivering to the Agent and to any selected dealers such copies of the Memorandum as may be reasonably requested for use by the Agent or any dealer; (vii) all costs of obtaining exemption from registration of the offer and sale of the Securities under the applicable state Blue Sky laws; and (viii) the performance of the Company's obligations hereunder. Provided, however, that if the Agent withdraws from the Offering for any reason beyond its control, or if the Offering is abandoned by the Company, the Company will reimburse the Agent only up to $5,000 for accountable expenses incurred by the Agent in connection with the Offering. Further, the Company will pay a non-accountable expense allowance to the Agent equal to 3% of the aggregate gross proceeds received from sales of Units by the Agent in the Offering.

            7. BLUE SKY QUALIFICATIONS. The Offering will be qualified for sale under the securities or Blue Sky laws of such states as the Agent and the Company may agree, it being understood that the Agent may refuse to go forward with the Offering if, in its judgment, the Offering is not qualified in such states as the Agent deems necessary to reasonably complete the


                                        9

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Offering. The necessary legal work for such qualifications will be performed by counsel for the Company at the expense of the Company.

            8. FURTHER AGREEMENTS OF THE COMPANY. The Company further covenants and agrees with the Agent as to the following:

            (a) The Company will advise you promptly upon becoming known to it of the issuance by the Commission or any state securities commission of any action or order suspending the offer and/or sale of the Securities, or of the institution of any proceedings for that purpose, will use its best efforts to prevent the issuance of any such action or order and, if such an event occurs will obtain as soon as reasonably possible the withdrawal or lifting thereof The Company will notify the Agent promptly of any request by any state securities commission for an amendment of or supplement to the Memorandum for additional information, and will not file any amendment of or supplement to the Memorandum to which the Agent shall have objected in writing.

            (b) The Company will furnish the Agent, as soon as available, copies of the Memorandum and any amendments or supplements thereto, all in such quantities as you may from time to time reasonably request. The Company specifically authorizes the Agent to use and distribute copies of the Memorandum in connection with the sale of the Units as and to the extent permitted by the applicable securities laws.

            (c) The Company will apply the proceeds from the sale of the Units substantially in the manner set forth in the Memorandum.

            9. CONDITIONS TO THE AGENT'S OBLIGATIONS. The Agent's obligation to sell the Units and close hereunder shall be subject to the condition that all representations and warranties and other statements herein of the Company are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed prior to the sale of the Units and closing hereunder, and the following additional conditions:

            (a) No stop order suspending the offer and/or sale of the Securities shall have been issued and no proceedings therefor shall be pending or threatened, by the Commission or any state securities division. Any requests for additional information on the part of any state securities division to be included in the Memorandum shall have been complied with to the Agent's reasonable satisfaction, and no amendment or supplement to the Memorandum shall be made to which the Agent, or the Agent's counsel, shall have reasonably objected after having received reasonable notice.

            (b) There shall not have occurred any adverse change, or any development involving a prospective adverse change in, or affecting the business or properties of, the Company which, in the Agent's reasonable opinion, would materially adversely affect, the offer and sale of the Units on the Company's behalf.

            (c) The Agent shall not have been advised by the Company and shall not have advised the Company that the Memorandum, or any amendment thereof or supplement thereto, contained


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any untrue statement of a fact which, in the opinion of its legal counsel, is material, or that the Memorandum omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this paragraph (c) shall not apply to any statements or omissions which are based upon and conform to written information furnished to the Company by the Agent (or on behalf of the Agent and specifically at the request of the Agent) specifically for use in the Memorandum or any amendment thereof or supplement thereto.

            (d) Briggs & Morgan, P.A., counsel for the Company, shall have furnished to the Agent as of each Closing Date (as defined herein) such opinion or opinions in form and substance satisfactory to the Agent and the Agent's counsel, to the effect that:

                        (i) The Company has been duly incorporated and is
            validly existing in good standing under the laws of the State of Utah (assuming that such laws are substantially similar to the laws of the State of Minnesota); has the requisite corporate power to own, lease and operate its properties and conduct its business as described in the Memorandum; and is duly qualified to do business as a foreign corporation in good standing in the States of Minnesota and Wisconsin.

                        (ii) The number of authorized, and to the best of such
            counsel's knowledge, the number of issued and outstanding shares of capital stock of the Company are as set forth in the Memorandum (except as for the addition of Securities issued pursuant to this Offering), and all such capital stock has been duly authorized and is validly issued, fully paid and I nonassessable. Upon delivery of, and payment for, the Securities pursuant to this Agreement and the Subscription Agreements, the subscribers thereof will acquire the Securities free and clear of all liens, encumbrances or claims. To the best knowledge of such counsel, no preemptive rights, contractual or otherwise, of security holders of the Company exist with respect to the issuance or sale of the Securities by the Company. The Securities conform as to matters of law in all material respects to the description of them made in the Memorandum, and such description accurately sets forth the material legal provisions thereof required to be set forth in the Memorandum.

                        (iii) The Securities have been duly authorized and, upon
            delivery to the subscribers thereof against payment therefor, pursuant to this Agreement and the Subscription Agreements, will be validly issued, fully paid, and nonassessable.

                        (iv) The certificates evidencing the Securities comply
            as to form with the applicable provisions of the laws of the State of Utah.

                        (v) This Agreement and the Agent's Warrants have been
            duly authorized, executed, and delivered by the Company and are the valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by the Enforceability Limitations. A sufficient number of shares of Common Stock


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            of the Company have been reserved for issuance by the Company upon exercise of the Agent's Warrants.

                        (vi) To the best of such counsel's knowledge, there are
            no material legal or governmental proceedings required by the 1933 Act and the Rules and Regulations to be described or referred to in the Memorandum that are not described or referred to therein.

                        (vii) To the best of such counsel's knowledge there are
            no legal, governmental or administrative proceedings pending or threatened against the Company that relate to patents, trademarks or other intellectual property, except for pending or proposed United States and foreign patent applications.

                        (viii) No authorization, approval or consent of any
            governmental authority or- agency is necessary in connection with the issuance and sale of the Securities as contemplated under this Agreement, except such as may be required under the Act or under state or other securities laws in connection with the sale of the Securities.

                        (ix) Assuming that the Securities are offered and sold
            as contemplated by the Memorandum and this Agreement (including all representations and warranties contained therein), the offer, sale, issuance and delivery of the Securities are exempt from the-registration and prospectus delivery requirements of the Act.

                        (x) To the best of such counsel's knowledge, the
            execution, delivery, and performance of the Agency Agreement and any issuance and delivery of Securities is not in material contravention of any of the provisions of any note, indenture, mortgage, deed of trust, joint venture agreement, agreement or other instrument known to such counsel to which the Company is a party or by which it is bound and which is material to the business of the Company as a whole, or of any material law, rule or regulation of the United States, or the State of Minnesota, or any judgment, order or decree known to such counsel and applicable to the Company of any court having jurisdiction over the Company or any of its properties.

            In expressing the foregoing opinion, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent that they deem proper, upon certificates of public officials and of the officers of the Company, provided that copies of such officers' certificates are attached to the opinion.

            (e) The Agent and purchasers shall have received from the Company a certificate, dated as of each Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that:

                        (i) The representations and warranties of the Company in
            this Agreement are true and correct as if made on each Closing Date;

                        (ii) the Company has complied with all the agreements
            and satisfied all the
            conditions on its part to be performed or satisfied at, or prior to, such date;

                        (iii) as of each Closing Date, the Memorandum and any
            supplement thereto, contained all statements and information required to be included therein, the Memorandum did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the date of the Memorandum there has occurred no event required to be set forth in an amendment to the Memorandum which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Memorandum, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Agent specifically for use in the preparation of the Memorandum or any such amendment or supplement;

                        (iv) except as is otherwise expressly stated in the
            Memorandum, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to the best of their knowledge, threatened to which the Company is a party or of which the business or property of the Company is subject;

                        (v) subsequent to the date as of which information is
            given in the Memorandum, and except as contemplated or referred to in the Memorandum, the Company has not incurred any direct, or to the best of their knowledge, contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business or relating to the offering of Units pursuant to the Memorandum, and there has not been any change in the capital stock, short-term or long-term debt of the Company, or any material adverse change in the financial position, net worth or results of operations of the Company;

                        (vi) subsequent to the dates as of which information is
            given in the Memorandum, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

            (f) The Agent and the purchasers shall have received, dated as of each Closing Date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Articles of Incorporation of the Company and the Bylaws of the Company in the form attached thereto have been validly adopted and have not been amended or modified.

            (g) Prior to or simultaneously with the First Closing, the Additional Investors (as defined in the Memorandum) shall have purchased at a price to equal to $1.20 per unit at least 583,333 units, each consisting of two shares of the Company's Series A Cumulative Convertible Preferred Stock (convertible into two shares of the Company's Common Stock) and one redeemable Warrant to purchase one share of the Company's Common Stock.

            (h) Each of Messrs. Bartholomew, Lytle, Ramsden, Rudebusch, and Senske shall have entered into an agreement with the Agent, substantially in the form of Exhibit B hereto.

            (i) The Agent shall receive such other letters and certificates as may be reasonably requested by the Agent and by the Agent's counsel.

            10. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company hereby agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of
Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which the Agent or each such controlling -person may become subject, under the Act, the Securities and Exchange Act of 1934, as amended (the "1934 Act"), the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereof, or the omission or alleged omission to state in the Memorandum or any amendment or supplement, thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to obtain an exemption from registration for the Securities or the sale thereof from the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Agent and each such controlling person for any legal or other expenses reasonably incurred by the Agent or controlling person (subject to the limitation set forth in Section 11(c) hereof) in connection with investigating or defending against any such loss, claim, damage, liability or action as such legal or other expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arise out of, or is based upon, an untrue statement, or alleged untrue statement, or omission, or alleged omission, made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Agent specifically for use in the preparation of the Memorandum or any amendment or supplement, or in any application or other statement executed by the Company or the Agent flied in any jurisdiction in order to exempt the Securities or the sale thereof from registration under the securities laws of such jurisdiction. This indemnity agreement is in addition to any liability which the Company may otherwise have.

            (b) The Agent agrees to indemnify and hold harmless the Company, each of its directors and each person who controls the Company within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or any such director, or controlling person may become subject, under the Act, the 1934 Act, the common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment thereof, or the omission or alleged omission to state in the Memorandum or any amendment or supplement thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Agent and filed in any jurisdiction in order to obtain an exemption from registration for the Securities or the sale thereof from the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only the extent, that such untrue statement, or alleged untrue statement, or omission, or alleged omission, was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Agent specifically for use in the preparation of the Memorandum or any amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by the Agent and filed in any Jurisdiction. The Agent will reimburse any legal or other expenses reasonably incurred by the Company or any such director or controlling person in connection with investigating or defending against any such loss, claim, damage or liability as such legal or other expenses are incurred. This indemnity agreement is in addition to any liability which the Agent may otherwise have.

                        (c) Promptly after receipt by an indemnified party under
            this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify in writing the indemnifying party of the commencement thereof the omission so to notify the indemnifying party will not relieve it from any liability under this Section 11 as to the particular item for which indemnification is then being sought. I In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defenses thereof other than reasonable costs of investigation; provided, however that any indemnified party shall have the right to employ separate counsel to represent is and other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agent against the Company, or by the Company against the Agent, hereunder if; in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

            (d) In order to provide for just and equitable contribution in any case in which the Agent or the Company (or any person who controls the Agent or the Company within the meaning of Section 15 of the Act) makes claim for indemnification pursuant to this Section 11 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last light of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the provisions of this
Section 11 hereof provide for indemnification in such case, then, and in each such case, (i) the Company, and any persons controlling the Company and who may be liable for contribution, in the aggregate, and the Agent, shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from all others) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent and any subagents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Agent and any subagents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Company and the Agent agree that it would not be just and equitable if the respective obligations of the Company and the Agent to contribute pursuant to this Section 11 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price of the Units purchased from the Company pursuant to this Agreement and the Subscription Agreements exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue statement. The foregoing contribution agreement shall in no way affect the liabilities for contribution of any persons having liability under Section 11 of the Act other than the Company, the Agent and persons controlling the Company and the Agent.

            (e) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section 10. In case any such action, suit or proceeding is brought against any party and such person notifies a Contributing Party of the commencement thereof; the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

            11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agency Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof made by or on behalf of the Agent or any controlling person of the Agent, the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities as set forth in the Memorandum.

            12. CLOSING AND DELIVERY OF SHARES. At each closing (a "Closing"), the Company will deliver to the Agent certificates representing the Securities sold to purchasers pursuant to this offering as reflected in executed Subscription Agreements against payment therefor. The initial Closing (the "First Closing") shall be held as soon as practicable. Thereafter, additional Closings may be held as agreed upon by the Company and the Agent. The final Closing (the "Final Closing") shall be held within seven days of the Termination Date (as hereinafter defined). However, Final Closing may be accelerated or extended by agreement between the Company and the Agent. The times and dates of each Closing are herein collectively referred to as a "Closing Date."

            13. EFFECTIVE DATE OF THE AGREEMENT AND TERMINATION.

            (a) This Agreement is effective as of the date first written above.

            (b) This Agreement shall terminate on May 29, 1998, subject to a 60-day extension if agreed to by the Agent and the Company (the "Termination Date"). In addition, this Agreement may be terminated on or any time prior to the Closing Date by agreement of the parties, or by the Agent upon written or telegraphic notice to the Company if:

                        (i) the market value of securities in general or
            political, financial or economic conditions shall have so materially changed as in the Agent's judgment to render it impractical or inadvisable to proceed with the best efforts offering of the Units;

                        (ii) there shall be a material outbreak of hostilities
            or material escalation and deterioration in the political and military situation between the United States and any foreign power or a formal declaration of war by the United States of America shall have occurred;

                        (iii) trading in securities on the New York Stock
            Exchange or the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established in either exchange by action of such exchange, the Commission or other governmental or regulatory authority; or

                        (iv) any other restrictions (including, without
            limitation, any banking moratorium) on transactions in securities materially affecting the free market for securities or the payment for such securities shall have been established by either exchange, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 10, 11 and 14 hereof shall at all times be effective and binding.

            14. APPLICABLE LAW. This Agreement shall be construed in accordance with the substantive laws, rules and regulations of the State of Minnesota without regard to its choice of law provisions.

            15. PARTIES. This Agreement shall be binding upon, and inure solely to the benefit of, I the Agent and the Company and the officers and directors of the Company and each person who controls the Company or the Agent and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units through the Agent, or any other party, shall be deemed a successor or assign by reason merely of such purchase.

            16. NOTICES. All notices or communications hereunder, except as herein otherwise provided shall be in writing and if to be given to the Agent, shall be mailed, delivered, or telegraphed and confirmed to:

            R.J. Steichen & Company
            One Financial Plaza
            120 5. 6th Street, Suite 100
            Minneapolis, MN 55402

with a copy to:

            Girard P. Miller, Esquire
            Doherty Rumble & Butler, P.A.
            3500 Fifth Street Towers
            150 South Fifth Street
            Minneapolis, MN 55402

            or if to be given to the Company, shall be mailed, delivered, or telegraphed and confirmed to:

            Bruce H. Senske, Chief Executive Officer
            U-Ship, Inc.
            5583 West 70th Street
            Edna, Minnesota 55439

with a copy to:

            Avron L. Gordon, Esquire
            Briggs and Morgan, P.A.
            2400 IDS Center
            80 S. 8th Street
            Minneapolis, MN 55402

            17. EXECUTION. This Agreement may be executed by any one or more of the parties hereto, in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding as the Agent, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance shall constitute a binding agreement by and between you, as the Agent, and the Company.

                                        Very truly yours,

                                        U-SHIP, INC.


                                        By s/s Bruce H. Senske
                                           -------------------------------------
                                           Its CEO

Accepted and agreed to as of the 20th day of April, 1998.

R. J. STEICHEN & COMPANY


By /s/ Patrick M. Sidders
   -----------------------------------
   Its Senior VP

                                    EXHIBIT A

                             FORM OF AGENT'S WARRANT

                  TO PURCHASE___________ SHARES OF COMMON STOCK
                                       OF
                                  U-SHIP, INC.

                              _______________ 1998


            THIS CERTIFIES THAT, for good and valuable consideration, R.J. Steichen & Company (the "Agent"), or its registered assigns, is entitled to subscribe for and purchase from U-Ship, Inc., a Utah corporation (the "Company"), at any time from __________, 1999 to and including __________ ,2003, fully paid and nonassessable shares of the Common Stock of the Company at the price of $0.60 per share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant. Reference is made to this Warrant in the Agency Agreement dated __________, 1998, by and between the Company and the Agent. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder"means the Agent, any party who acquires all or a part of this Warrant as a registered transferee of the Agent, or any record Holder or Holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term "Common Stock" means and includes the Company's presently authorized common stock, $.004 per share par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

            This Warrant is subject to the following provisions, terms and conditions:

            1. Exercise; Transferability.

            (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares, subject to the additional right to convert set forth in Section 10 hereof.

            (b) This Warrant is traffic in whole or in part, subject to applicable federal and state securities laws and regulations. This Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

            2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant and, in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a now Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Agent shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this
Section 2.

            3. Issuance of the Warrant Shares.

            (a) The Company agrees that the Warrant Shares purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

            (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and this Warrant shall then remain I exercisable for a period of at least 120 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representation, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

            4. Covenants of the Company. The Company Covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of Common Stock to provide for the conversion of the Warrant Shares.

            5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

            (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter.

                        (i) pay any dividends on any class of stock of the
            Company payable in Common Stock or securities convertible into Common Stock;

                        (ii) subdivide its then outstanding shares of Common
            Stock into a greater number of shares; or

                        (iii) combine outstanding shares of Common Stock, by
            classification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall he the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If; as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) in good faith shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such class of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

            (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

            (c) In case of any consolidation or merger to which the Company is a party, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there, shall be no adjustment under Subsection
(a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the right and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as any as may reasonably be, in relation to any shares of sock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

            (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock or other securities purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

            7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

            (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof; the Holder, by acceptance, hereof; agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Art of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

            (b) If in the opinion of either of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

            8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section
10) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

            9. Registration Rights.

            (a) If at any time prior to the end of the two-year period following complete exercise of this Warrant or _________, 2005, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all Holders of this Warrant any Warrants issued pursuant to Section 2 or Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the man aging underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then, the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

            (b) Further, to the extent that Form S-3 is available for use by the Company and on a one-time basis only, upon request during the duration of this Warrant by the Holder or Holders of a majority in interest of this Warrant, of any Warrants issued pursuant to Section 2 or Section 3(a) hereof, and of any Warrant Shares, the Company will promptly take all necessary steps to register or qualify on Form S-3 (or such successor form) under the 1933 Act and the securities laws of such states as the Holders may reasonably request, such number of Warrant Shares issued and to be issued upon conversion of the Warrants requested by such Holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for such period as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time, shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law.

            (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registrations filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

            (d) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities Caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be sold therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

            10. Additional Right to Convert Warrant.

            (a) The Holder of this Warrant shall have the right to require the Company to convert this

Warrant (the "Conversion Right") at any time after it is exercisable but prior to its expiration, into shares of Company Common Stock as provided for in this
Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Company Common Stock immediately prior to the exercise of the Conversion Right.

            (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

            (c) At any closing under Section 10(b) hereof; (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Company Common stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the warrant shall not have been exercised.

            (d) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                        (i) If the Company's Common Stock is traded on an
            exchange or is quoted on the Nasdaq National Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

                        (ii) If the Company's Common Stock is not traded on an
            exchange or on the Nasdaq National Market but is traded on the Nasdaq SmallCap Market or other over-the-counter market, then the average closing bid and asked prices reported for the ten (10)- business days immediately preceding the Determination Date; and

                        (iii) If the Company's Common Stock is not traded on an
            exchange or on the Nasdaq National Market, Nasdaq SmallCap Market or other over-the-counter market, then the price established in good faith by the Board of Directors.

            IN WITNESS WHEREOF, U-Ship, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date first above Written.


                                         U-SHIP, INC.


                                         By:
                                            ------------------------------------
                                         Its:
                                            ------------------------------------

To:  U-Ship, Inc.


                          NOTICE OF EXERCISE OF WARRANT
                   To Be Executed by the Registered Holder in
                          Order to Exercise the Warrant


The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, - ____________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of


                                             -----------------------------------
                                             (Print Name)



Please insert social security or other
identifying number of registered Holder of
certificate (                             )
             -----------------------------   Address:

                                             -----------------------------------

                                             -----------------------------------
Date:
     -------------------------------------   -----------------------------------
                                               Signature*


*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a company, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM


To be signed only upon authorized transfer of Warrants.


            FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________________ the right to purchase the securities of U-Ship, Inc. to which the within Warrant relates and appoints, attorney, to transfer said right on the books of U-Ship, Inc. with full power of substitution in the premises.


Dated:
      ----------------------------           -----------------------------------
                                             (Signature)

                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                             CASHLESS EXERCISE FORM
                    (To be executed upon exercise of Warrant
                             pursuant to Section 10)


            The undersigned hereby irrevocably elects a cashless exercise of the right represented by the within Warrant Certificate for, and to purchase thereunder, _________________________________ shares of Common Stock, as provided for in Section 10 therein.

            Please issue a certificate or certificates for such Common Stock in the name of, any pay any cash for any fractional share to:


                                        Name
                                             -----------------------------------
                                             (Please print Name)

                                        Address
                                                --------------------------------

                                                --------------------------------

                                        Social Security No.
                                                            --------------------
                                        Signature
                                                  ------------------------------

            NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

            And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                    EXHIBIT B

                            FORM OF LOCKUP AGREEMENT


R.J. Steichen & Company
One Financial Plaza
120 5. 6th Street, Suite 100
Minneapolis, MN 55402

Ladies and Gentlemen:

            The undersigned, a beneficial owner of common stock of U-Ship, Inc. (the "Company"), understands that the Company has entered into an Agency Agreement with R.J. Steichen & Company (the "Agent") regarding the offer and sale of 1,245,500 units, each consisting of two shares of Series A Cumulative Convertible Preferred Stock and a redeemable warrant to purchase one share of Common Stock of the Company (the "Offering").

            In order to induce the Agent to proceed with the Offering, the undersigned agrees, for the benefit of the Company and the Agent, that the undersigned will not, without the prior written consent of the Agent, which shall not be unreasonably withheld, sell, transfer or otherwise dispose of; or agree to sell, transfer or otherwise dispose of the shares of common stock of the Company held by the undersigned as of this date (__________ shares) and shares acquired during the term of this Agreement. The foregoing does not prohibit gifts to a member of the undersigned's immediate family, sales to an officer, director or employee of the Company who agrees to be bound by the restrictions set forth herein, or transfers by will or the laws of descent.

            This Lockup Agreement shall terminate 180 days from the date of the last closing of the Offering.

Very truly yours,




---------------------------------

Dated:                     , 1998
      ---------------------


                                       B-1